EXHIBIT 10.2

Award Number: ____________
HEELYS, INC.
2012 MANAGEMENT INCENTIVE PLAN

AWARD AGREEMENT

Grantee:

Address:

Total Award:	___% of the Grantee’s 2012 base salary determined as of December 31, 2012

Date of Grant:

Vesting Commencement Date:	January 1, 2012

1.  Grant of Award.  Heelys, Inc., a Delaware corporation (the “Company”), hereby agrees to issue to the Grantee named above, and the Grantee hereby accepts, a potential award (the “Award”) that shall be based on the amount set forth above as the “Total Award” in accordance with this Award Agreement and subject to the terms and conditions of the Heelys, Inc. 2012 Management Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference.  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in the Plan.

2.  Eligibility for Earned Award.  A Grantee will be eligible to receive an Award in which the Grantee has a vested interest pursuant to the terms and conditions of this Award Agreement only if:

(a)	The Grantee was approved as a grantee for the Performance Period; and

(b)	The Grantee:

(A)	continues to be employed by the Company through the end of the Performance Period; or

(B)	experiences a termination of Grantee’s Continuous Service on or after July 1 of the Performance Period due to death or Disability.

In the event of the Grantee’s death, the Grantee’s beneficiary or estate shall be entitled to the Award to which the Grantee otherwise would have been entitled under the same conditions as would have been applicable to the Grantee.

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3.  Forfeiture; Company’s Cancellation Right.  Except as specifically provided otherwise in this Award Agreement, upon the date of any termination of the Grantee’s Continuous Service (the “Termination Date”) for any reason before the entire Award is released from the Forfeiture Restrictions described in Section 4 of this Award Agreement, the portion of the Award in which the Grantee is not, as of the Termination Date, vested in accordance with the provisions of this Award Agreement and that remains subject to the Forfeiture Restrictions on that Termination Date (the “Unvested Award”) shall automatically be forfeited by the Grantee on the Termination Date.

4.  Forfeiture Restrictions; Vesting.

(a)  The Grantee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of any portion of the Unvested Award, or any right or interest therein, before the lapse of the Forfeiture Restrictions under this Award Agreement.

(b)  The “Vesting Commencement Date” set forth on the first page of this Award Agreement is the date on which the vesting period for the Award begins.  The vesting period continues until the date the Forfeiture Restrictions lapse or expire as provided in Exhibit A attached hereto.

(c)  The Forfeiture Restrictions under this Award Agreement may lapse, and the Unvested Award may become vested and released from the Forfeiture Restrictions, earlier than the times stated above (or identified in Exhibit A) in accordance with Section 4(h) of the Plan, but only if the Change in Control constitutes a “change in control” within the meaning of Section 409A of the Code.

5.  Representations of the Grantee.  The Grantee represents and warrants to the Company that the Grantee has received, read, and understood the Plan and this Award Agreement and agrees to abide by and be bound by their terms and conditions.

6.  Tax Withholding.  Award amounts payable under the Plan and this Award Agreement will be subject to tax withholding as required by law.

7.  Nontransferability of Award.  None of the Grantee’s rights under this Award Agreement may be transferred or assigned in any manner other than by will or by the laws of descent and distribution.

8.  Tax Consequences.  The payment of any portion of the Award upon the lapse or expiration of the Forfeiture Restrictions will have tax consequences to the Grantee under the Code.  The Grantee has reviewed with the Grantee’s own tax advisors the federal, state and local tax consequences that may arise under this Award Agreement.  The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise under this Award Agreement.

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9.  Time and Form of Payment.  The Company shall pay to the Grantee or the Grantee’s legal representative, the vested portion of the Award, free of Forfeiture Restrictions, not more than ninety (90) days following the last day of the Performance Period, with the exact date of payment to be determined by the Company in its sole discretion.  It is intended that payments under the Plan shall comply with the specified time of payment requirement of Section 409A(a)(2)(A)(iv) of the Code and Treas. Reg. §§1.409A-3(a)(4) and (b).

10.  Successors and Assigns.  The Company may assign any of its rights under this Award Agreement and this Award Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon the Grantee and his heirs, executors, administrators, successors, and permitted assigns.

11.  Entire Agreement; Governing Law.  The Plan and this Award Agreement constitute the entire agreement of the Company and the Grantee (collectively the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Parties.  Nothing in the Plan and this Award Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties.  The Plan and this Award Agreement are to be construed in accordance with and governed by the internal laws of the State of Texas without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Parties.

12.  Severability and Reformation.  The Company and the Grantee intend all provisions of the Plan and this Award Agreement to be enforced to the fullest extent permitted by law.  Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan or this Award Agreement is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable.  If, however, any provision of the Plan or this Award Agreement is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan and this Award Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part thereof or hereof, and the remaining provisions of the Plan and this Award Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

13.  Interpretive Matters.  Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa.  The term “include” or “including” does not denote or imply any limitation.  The term “business day” means any Monday through Friday other than such a day on which banks are authorized to be closed in the State of Texas.  The captions and headings used in this Award Agreement are inserted for convenience and shall not be deemed a part of the Award or this Award Agreement for construction or interpretation.

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14. Dispute Resolution.  Unless provided otherwise in a then-effective written employment agreement, the provisions of this Section 14 shall be the exclusive means of resolving disputes of the Parties (including any other persons claiming any rights or having any obligations through the Company or the Grantee) arising out of or relating to the Plan and this Award Agreement.  The Parties shall attempt in good faith to resolve any disputes arising out of or relating to the Plan and this Award Agreement by negotiation between individuals who have authority to settle the controversy.  Negotiations shall be commenced by either Party by a written statement of the Party’s position and the name and title of the individual who will represent the Party.  Within thirty (30) days of the written notification, the Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.  If either Party determines that the dispute cannot be resolved by negotiation, such Party shall notify the other Party and the Parties agree that any suit, action, or proceeding arising out of or relating to the Plan or this Award Agreement shall be brought in the United States District Court for the Northern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Dallas County, Texas) and that the Parties shall submit to the jurisdiction of such court.  The Parties irrevocably waive, to the fullest extent permitted by law, any objection a Party may have to the laying of venue for any such suit, action or proceeding brought in such court.  THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.  If any one or more provisions of this Section 14 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

15. Notice.  Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in this Award Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 15.

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16. Further Instruments.  Each Party agrees to execute such further instruments and to take such further action as may be necessary or reasonably appropriate to carry out the purposes and intent of this Award Agreement.

HEELYS, INC.

By:

Title:

Address:	3200 Belmeade Drive, Suite 100
Carrollton, Texas 75006

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THE GRANTEE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED OTHERWISE HEREIN, THE FORFEITURE RESTRICTIONS ON THE AWARD SHALL LAPSE, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, ELECTED OR APPOINTED, BEING GRANTED THE AWARD OR BEING PAID HEREUNDER).  THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AWARD AGREEMENT OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR ANY AFFILIATE (OR THE GRANTEE’S EMPLOYER) TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.  THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S EMPLOYMENT IS “AT WILL.”

The Grantee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof.  The Grantee has reviewed this Award Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of this Award Agreement and the Plan.  The Grantee hereby agrees that all disputes arising out of or relating to this Award Agreement and the Plan shall be resolved in accordance with Section 14 of this Award Agreement.  The Grantee further agrees to notify the Company upon any change in the address for notice indicated in this Award Agreement.

Dated:	Signed:
, Grantee

Address:

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EXHIBIT A

HEELYS, INC.
2012 MANAGEMENT INCENTIVE PLAN

AWARD AGREEMENT

[VESTING AND OTHER INDIVIDUALIZED TERMS TO BE PLACED HERE]

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